Exhibit 10.2.3
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Non-Qualified Stock Option Award Certificate and Agreement
Award Number:
Plan:  SandRidge Energy, Inc. 2016 Omnibus Incentive Plan (Amended and Restated August 8, 2018)
Name:
Address:

Employee ID:

Effective (the “Grant Date”), you have been granted an award of Non-Qualified Stock Options with respect to shares (the “Shares”) of SandRidge Energy, Inc. (the “Company”) common stock (the “Award” or the “Option”). The Award is subject to the following vesting schedule, exercise price and expiration date.
Vesting Schedule:
Exercise Price:
Expiration Date:

______________________________________________________________________________

This Option is granted under and governed by the terms and conditions of the SandRidge Energy, Inc. 2016 Omnibus Incentive Plan (Amended and Restated as of August 8, 2018) and the Non-Qualified Stock Option Award Agreement. A copy of the Plan can be found under the Department – People & Culture tab of the Company’s intranet.
______________________________________________________________________________

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
PURSUANT TO THE
SANDRIDGE ENERGY, INC. 2016 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED AS OF AUGUST 8, 2018)

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified in the Non-Qualified Stock Option Award Certificate attached hereto (the “Certificate”), is entered into by and between SandRidge Energy, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the SandRidge Energy, Inc. 2016 Omnibus Incentive Plan (Amended and Restated as of August 8, 2018), as may be further amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Options provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement and the Certificate are subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are (a) expressly intended not to apply to the Award provided hereunder, or (b) impair the Participant’s rights with respect to this Award without the consent of the Participant), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan or the Certificate. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Options. The Company hereby grants to the Participant, as of the Grant Date, an Option with respect to the number of shares of common stock specified in the Certificate. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. The Participant shall not have the rights of a stockholder in respect of the shares underlying this Award, until such Award is exercised by the Participant in accordance with the terms of this Agreement and the Plan and such shares delivered to the Participant in accordance with Section 4 hereof.

3.Vesting.
(a) In General. Subject to the provisions of Sections 3(b) through 3(c) hereof, the Options shall vest in accordance with the vesting schedule detailed in the Certificate; provided that the Participant has not experienced a Termination prior to an applicable Vesting Date. Except as provided in this Agreement and/or under an effective agreement between the Company and the Participant, there shall be no proportionate or partial vesting for periods falling between each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on such Vesting Date.
(b) Change in Control Vesting. The Options shall fully vest if, during the term of this Agreement, there is a Change in Control and within one (1) year thereafter, the Participant experiences a Termination without Cause or for Good Reason, provided that the Participant has not experienced a Termination prior to the consummation of the Change in Control.
(c) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Options at any time and for any reason.
(d) Forfeiture. Subject to the provisions of Sections 3(b) and 3(c) hereof and/or any accelerated vesting provided under an effective agreement between the Company and the Participant, any unvested portion of the Options shall be immediately forfeited upon the Participant’s Termination for any reason.
4.Exercise; Forfeiture. This Option may be exercised only to the extent that it is earned, vested and exercisable and may, to the extent vested and exercisable, be exercised in whole or in part. Except as set forth in this Section 4, (a) the Participant may not exercise this Option unless at the time of exercise the Participant has been employed by the Company continuously since the Date of Grant, and (b) the unvested or unexercisable portion of this Option shall terminate and be forfeited immediately on the date the Participant experiences a Termination. This Option shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
This Option may be exercised, in full or in part, by the Participant (or the executors or administrators of the Participant’s estate) at any time on or after the date the Option becomes vested pursuant to Section 3 and prior to the Expiration Date or, if earlier:
•thirty (30) days after the termination of the Participant’s Service for any reason other than death or Disability; or

•twelve (12) months after the termination of the Participant’s Service by reason of death or Disability.
Notwithstanding any provision of the Plan or this Agreement, in the event the Participant separates from service as a result of resignation or Termination for Cause, any vested but unexercised portion of the Option will be immediately forfeited.

Any exercise of the Option is contingent upon the Participant (i) paying the Exercise Price in accordance with Section 5 below, and (ii) providing the Company with an executed copy of such documents it requires for the Participant to agree and acknowledge that the Participant is bound and subject to the terms of any agreements or restrictions generally-applicable to holders of Company Common Stock. If the Participant fails to (x) timely exercise the Option; (y) pay the Exercise Price; and/or (z) execute such documentation, Participant shall forfeit all rights to the vested Option.
Any stock certificates with respect to Shares underlying the Option which are vested and exercised in accordance with the terms of this Agreement shall be delivered by the Company to the Participant as soon as practicable following the exercise date.
1.Payment. Payment shall be in cash, or by certified or cashier’s check payable to the order of the Company, free from all collection charges, on an amount equal to the aggregate Exercise Price. In addition, with the Board’s consent, payment may be made (a) partially or entirely in whole Shares of the Company owned or held by the Participant prior to the date of exercise, which has a Fair Market Value per share equal to the Exercise Price for such number of shares as of the close of business on the immediately preceding business day, with the balance, if any, to be paid in cash; (b) by authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the aggregate Exercise Price and any tax withholding resulting from such exercise; or (c) by directing the Company to withholding of Shares (valued at Fair Market Value as of the day of exercise) that would otherwise by issuable upon exercise of such options in an amount equivalent to the aggregate Exercise Price and any tax withholding resulting from such exercise.
Prior to the issuance of any Shares under this Agreement and the Plan, the Participant shall agree and acknowledge that, with respect to ownership of any Shares, the Participant is bound and subject to the terms of any agreements or restrictions generally-applicable to holders of Company common stock, to the extent not already a party thereto. In addition, the issuance of certificates for Shares acquired under this Agreement shall be subject to any applicable restrictions under the Company’s operating and formation documents or any applicable agreements with the Company’s lenders.
2.Non-Transferability. Except as otherwise provided by the Committee in writing, the Options, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Options, or the levy of any execution, attachment or similar legal process upon the Options, contrary to the terms and provisions of this Agreement, the Certificate and/or the Plan, shall be null and void and without legal force or effect.

3.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

4.Withholding of Tax. Participant understands that, upon exercise of this Option, Participant will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the Fair Market Value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Participant shall constitute an agreement by Participant to report such income in accordance with then applicable law and to cooperate with Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, if and as required by law, from Participant’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Participant to make a cash payment to cover the liability as a condition of the exercise of this Option; however, in the case of a cashless exercise, Participant may use Shares that are the subject of such exercise to pay for any or all such tax liability, all in accordance with the Company’s rules and procedures governing such process.
5.Securities Representations. Any shares of Common Stock issued to Participant upon his exercise of the Options shall be issued to the Participant by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.
(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Common Stock and the Company is under no obligation to register the shares of Common Stock (or to file a “re-offer prospectus”).
(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock purchased hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

6.Entire Agreement; Amendment. This Agreement, together with the Plan and the Certificate, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter; provided that to the extent the Participant is party to an effective employment agreement with the Company, the terms set forth therein shall govern in the event of a conflict with Section 3 of this Agreement. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement and/or the Certificate from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement or the Certificate as soon as practicable after the adoption thereof.
7.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
8.Acceptance. The Participant shall be deemed to accept this Agreement unless the Participant provides the Company with written notice to the contrary prior to the expiration of the 60-day period following the Grant Date, in which case, the Participant shall forfeit the Options.
9.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
10.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Options awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
11.Compliance with Laws. The issuance of the Options or Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any Shares pursuant to this Agreement if any such issuance would violate any such requirements.
12.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Options are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

13.Binding Agreement; Assignment. This Agreement and the Certificate shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement and the Certificate without the prior express written consent of the Company.
14.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
15.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
16.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
17.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Options made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Options awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the Company has issued the Options to the Participant as of the date first written above.

SANDRIDGE ENERGY, INC.

By: ________________________________
Name:
Title:
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